Exhibit 99.1

For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Marianne Paulsen
Phone 713.207.6500

For Immediate Release	Page 1 of 3
CENTERPOINT ENERGY REPORTS FIRST QUARTER 2010 EARNINGS
Houston, TX — May 5, 2010 — CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $114 million, or $0.29 per diluted share, for the first quarter of 2010 compared to $67 million, or $0.19 per diluted share, for the same period of 2009. Net income for the first quarter of 2010 reflected an increase in federal income tax expense of $21 million, or $0.05 per diluted share, as a result of the recent federal health care legislation that eliminated the future tax deductibility of certain retiree health care costs. Operating income for the first quarter of 2010 was $357 million compared to $285 million for the same period of 2009.
“I am pleased with the overall performance of our company during the first quarter of this year,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “Our electric and natural gas utilities reported strong results driven in part from a colder than normal winter, as well as control of operating expenses. Our interstate pipelines and field services businesses also performed well due primarily to increased revenues from investments in the mid-continent area. We continue to believe that our balanced portfolio of electric and natural gas businesses position us well as the economy recovers and the energy markets rebound.”
OPERATING INCOME BY SEGMENT
Electric Transmission & Distribution
The electric transmission & distribution segment reported operating income of $107 million for the first quarter of 2010, consisting of $71 million from the regulated electric transmission & distribution utility operations (TDU) and $36 million related to transition and system restoration bonds. Operating income for the first quarter of 2009 was $70 million, consisting of $37 million from the TDU and $33 million related to transition bonds. Operating income for the TDU benefited from increased energy usage partially due to colder winter weather, the addition of nearly 22,000 metered customers since March 2009 and higher net transmission revenues. Operation and maintenance expenses in 2010 were essentially unchanged from the previous year.
Natural Gas Distribution
The natural gas distribution segment reported operating income of $139 million for the first quarter of 2010 compared to $118 million for the same period of 2009. Operating income benefited from higher system throughput primarily due to colder winter weather in this segment’s southern service territories, higher non-volumetric revenues and lower bad debt expense.
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For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Marianne Paulsen
Phone 713.207.6500

For Immediate Release	Page 2 of 3
Interstate Pipelines
The interstate pipelines segment reported operating income of $72 million for the first quarter of 2010 compared to $69 million for the same period of 2009. Operating income increased due to higher revenue from firm contracts primarily associated with the Carthage to Perryville pipeline, partially offset by lower revenue from off-system sales.
In addition to operating income, this segment recorded equity income of $3 million for the first quarter of 2010 primarily from its 50 percent interest in the Southeast Supply Header (SESH) compared to an equity loss of $2 million for the first quarter of 2009, which included a non-cash charge of $5 million to reflect SESH’s discontinued use of regulatory accounting.
Field Services
The field services segment reported operating income of $23 million for the first quarter of 2010 compared to $26 million for the same period of 2009. Revenue growth from higher gathering volumes, as well as higher liquids prices in this segment’s processing business, were more than offset by the impact of lower natural gas prices and higher operating expenses primarily related to facility expansions.
In addition to operating income, this segment recorded equity income of $2 million in each of the first quarters of 2010 and 2009 from its 50 percent interest in a gas processing plant.
Competitive Natural Gas Sales and Services
The competitive natural gas sales and services segment reported operating income of $15 million for the first quarter of 2010 compared to $2 million for the same period of 2009. Operating income for the first quarter of 2010 included gains of $3 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to charges of $19 million for the same period of 2009. The first quarter of 2009 included a $6 million write-down of natural gas inventory to the lower of average cost or market. Operating income for 2010 was also impacted by reduced locational and seasonal price differentials.
DIVIDEND DECLARATION
On April 22, 2010, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.195 per share of common stock payable on June 10, 2010, to shareholders of record as of the close of business on May 14, 2010.
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For more information contact
Media:
Leticia Lowe
Phone 713.207.7702
Investors:
Marianne Paulsen
Phone 713.207.6500

For Immediate Release	Page 3 of 3
OUTLOOK REAFFIRMED FOR 2010
CenterPoint Energy reaffirmed its 2010 earnings guidance of $1.02 to $1.12 per diluted share. This guidance takes into consideration performance to date as well as various economic and operational assumptions related to the business segments in which the company operates. The company has made certain assumptions regarding the timing and cost of financing activities and the impact to earnings of various regulatory proceedings. In providing this guidance, the company has not included the impact of any changes in accounting standards, increased taxes resulting from recent health care legislation, any impact from acquisitions or divestitures, the timing effects of mark-to-market or inventory accounting in the company’s competitive natural gas sales and services business, or the outcome of the TDU’s true-up appeal. The company has also excluded any impact to income from the change in value of Time Warner stocks and the related ZENS securities. For the impact of these factors on first quarter 2010 earnings, see the attached reconciliation.
FILING OF FORM 10-Q FOR CENTERPOINT ENERGY, INC.
Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended March 31, 2010. A copy of that report is available on the company’s Web site, www.CenterPointEnergy.com, under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.
WEBCAST OF EARNINGS CONFERENCE CALL
CenterPoint Energy’s management will host an earnings conference call on Wednesday, May 5, 2010, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call at www.CenterPointEnergy.com. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the Web site for at least one year.
CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total over $19 billion. With about 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the Web site at www.CenterPointEnergy.com.
This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of appeals from the true-up proceedings, the timing and impact of future regulatory, legislative, and IRS decisions, effects of competition, weather variations, changes in CenterPoint Energy’s or its subsidiaries’ business plans, financial market conditions, the timing and extent of changes in natural gas and natural gas liquids prices, the impact of unplanned facility outages, and other factors discussed in CenterPoint Energy’s and its subsidiaries’ Forms 10-K for the fiscal year ended December 31, 2009, CenterPoint Energy’s Form 10-Q for the period ended March 31, 2010, and other filings with the SEC.
###

CenterPoint Energy, Inc. and Subsidiaries
Reconciliation of reported Net Income and diluted EPS to the basis used in providing annual earnings guidance

	First Quarter Ended March 31, 2010
	Net Income	EPS
	(in millions)
As reported	$114	$0.29
Timing effects impacting CES(1):
Mark-to-market (gains) losses — natural gas derivative contracts	(2)	(0.01)
Natural gas inventory write-downs	—	—
ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(24)	(0.06)
Indexed debt securities	18	0.05
Tax impact of federal health care legislation	21	0.05

Per the basis used in providing annual earnings guidance	$127	$0.32

(1)	Competitive natural gas sales and services

(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.

CenterPoint Energy, Inc. and Subsidiaries
Statements of Consolidated Income
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2009	2010

Revenues:
Electric Transmission & Distribution	$412	$482
Natural Gas Distribution	1,421	1,537
Competitive Natural Gas Sales and Services	765	852
Interstate Pipelines	153	138
Field Services	57	68
Other Operations	3	3
Eliminations	(45)	(57)

Total	2,766	3,023

Expenses:
Natural gas	1,789	1,935
Operation and maintenance	413	414
Depreciation and amortization	166	200
Taxes other than income taxes	113	117

Total	2,481	2,666

Operating Income	285	357

Other Income (Expense) :
Gain (loss) on marketable securities	(34)	38
Gain (loss) on indexed debt securities	22	(27)
Interest and other finance charges	(129)	(122)
Interest on transition and system restoration bonds	(33)	(36)
Equity in earnings of unconsolidated affiliates	—	5
Other — net	4	1

Total	(170)	(141)

Income Before Income Taxes	115	216

Income Tax Expense	(48)	(102)

Net Income	$67	$114

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Selected Data From Statements of Consolidated Income
(Millions of Dollars, Except Share and Per Share Amounts)
(Unaudited)

	Quarter Ended
	March 31,
	2009	2010

Basic Earnings Per Common Share	$0.19	$0.29

Diluted Earnings Per Common Share	$0.19	$0.29

Dividends Declared per Common Share	$0.190	$0.195

Weighted Average Common Shares Outstanding (000):
— Basic	347,496	392,855
— Diluted	349,157	395,078

Operating Income (Loss) by Segment

Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$37	$71
Transition and System Restoration Bond Companies	33	36

Total Electric Transmission & Distribution	70	107
Natural Gas Distribution	118	139
Competitive Natural Gas Sales and Services	2	15
Interstate Pipelines	69	72
Field Services	26	23
Other Operations	—	1

Total	$285	$357

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended
	March 31,		% Diff
	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$346	$386	12%
Transition and system restoration bond companies	66	96	45%

Total	412	482	17%

Expenses:
Operation and maintenance	188	190	(1%)
Depreciation and amortization	68	73	(7%)
Taxes other than income taxes	53	52	2%
Transition and system restoration bond companies	33	60	(82%)

Total	342	375	(10%)

Operating Income	$70	$107	53%

Operating Income:
Electric transmission and distribution operations	$37	$71	92%
Transition and system restoration bond companies	33	36	9%

Total Segment Operating Income	$70	$107	53%

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	3,966,519	5,172,997	30%
Total	15,142,308	16,436,310	9%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	120%	20%
Heating degree days	89%	163%

Number of metered customers — end of period:
Residential	1,838,766	1,858,403	1%
Total	2,082,930	2,104,786	1%

	Natural Gas Distribution
	Quarter Ended
	March 31,		% Diff
	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$1,421	$1,537	8%

Expenses:
Natural gas	1,045	1,139	(9%)
Operation and maintenance	169	167	1%
Depreciation and amortization	40	40	—
Taxes other than income taxes	49	52	(6%)

Total	1,303	1,398	(7%)

Operating Income	$118	$139	18%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	78	96	23%
Commercial and Industrial	77	87	13%

Total Throughput	155	183	18%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	102%	117%

Number of customers — end of period:
Residential	2,996,455	3,012,856	1%
Commercial and Industrial	246,405	246,676	—

Total	3,242,860	3,259,532	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Competitive Natural Gas Sales and Services
	Quarter Ended
	March 31,		% Diff
	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$765	$852	11%

Expenses:
Natural gas	752	826	(10%)
Operation and maintenance	10	9	10%
Depreciation and amortization	1	1	—
Taxes other than income taxes	—	1	—

Total	763	837	(10%)

Operating Income	$2	$15	650%

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	141	141	—

Number of customers — end of period	10,862	11,369	5%

	Interstate Pipelines
	Quarter Ended
	March 31,		% Diff
	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$153	$138	(10%)

Expenses:
Natural gas	29	10	66%
Operation and maintenance	35	35	—
Depreciation and amortization	12	13	(8%)
Taxes other than income taxes	8	8	—

Total	84	66	21%

Operating Income	$69	$72	4%

Pipelines Operating Data:
Throughput data in BCF
Transportation	467	438	(6%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

	Field Services
	Quarter Ended
	March 31,		% Diff
	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$57	$68	19%

Expenses:
Natural gas	7	16	(129%)
Operation and maintenance	19	21	(11%)
Depreciation and amortization	4	6	(50%)
Taxes other than income taxes	1	2	(100%)

Total	31	45	(45%)

Operating Income	$26	$23	(12%)

Field Services Operating Data:
Throughput data in BCF
Gathering	104	128	23%

	Other Operations
	Quarter Ended
	March 31,		% Diff
	2009	2010	Fav/(Unfav)
Results of Operations:
Revenues	$3	$3	—
Expenses	3	2	33%

Operating Income	$—	$1	—

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2009	2010
Capital Expenditures by Segment
Electric Transmission & Distribution	$81	$95
Hurricane Ike	16	—

Total Electric Transmission & Distribution	97	95
Natural Gas Distribution	34	29
Competitive Natural Gas Sales and Services	1	—
Interstate Pipelines	47	8
Field Services	38	121
Other Operations	7	4

Total	$224	$257

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended
	March 31,
	2009	2010
Interest Expense Detail
Amortization of Deferred Financing Cost	$9	$7
Capitalization of Interest Cost	(2)	(1)
Transition and System Restoration Bond Interest Expense	33	36
Other Interest Expense	122	116

Total Interest Expense	$162	$158

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Millions of Dollars)
(Unaudited)

	December 31,	March 31,
	2009	2010

ASSETS

Current Assets:
Cash and cash equivalents	$740	$329
Other current assets	2,164	2,055

Total current assets	2,904	2,384

Property, Plant and Equipment, net	10,788	10,928

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,677	3,619
Other non-current assets	708	724

Total other assets	6,081	6,039

Total Assets	$19,773	$19,351

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term borrowings	$55	$2
Current portion of transition and system restoration bonds long-term debt	241	274
Current portion of indexed debt	121	122
Current portion of other long-term debt	541	776
Other current liabilities	2,080	2,028

Total current liabilities	3,038	3,202

Other Liabilities:
Accumulated deferred income taxes, net and investment tax credit	2,792	2,814
Regulatory liabilities	921	946
Other non-current liabilities	1,264	1,270

Total other liabilities	4,977	5,030

Long-term Debt:
Transition and system restoration bonds	2,805	2,665
Other	6,314	5,745

Total long-term debt	9,119	8,410

Shareholders’ Equity	2,639	2,709

Total Liabilities and Shareholders’ Equity	$19,773	$19,351

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows
(Millions of Dollars)
(Unaudited)

	Three Months Ended March 31,
	2009	2010
Cash Flows from Operating Activities:
Net income	$67	$114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	207
Deferred income taxes	30	(34)
Write-down of natural gas inventory	6	—
Changes in net regulatory assets	21	19
Changes in other assets and liabilities	132	127
Other, net	1	2

Net Cash Provided by Operating Activities	433	435

Net Cash Used in Investing Activities	(261)	(303)

Net Cash Used in Financing Activities	(274)	(543)

Net Decrease in Cash and Cash Equivalents	(102)	(411)

Cash and Cash Equivalents at Beginning of Period	167	740

Cash and Cash Equivalents at End of Period	$65	$329

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-Q of CenterPoint Energy, Inc.